Green Brick Partners, Inc. 8-K

Exhibit 10.4

GUARANTY AGREEMENT

(GRBK Frisco LLC)

For and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration in hand paid to the undersigned (“Guarantor”), the receipt and sufficiency of which consideration is hereby acknowledged, and for the purpose of enabling GREEN BRICK PARTNERS, INC., a Delaware corporation (“Debtor”), to borrow certain funds from INWOOD NATIONAL BANK, a national banking association (“Holder”), and recognizing that Guarantor has benefited or shall benefit, directly or indirectly, from the making of such loan by Holder to Debtor, and that but for this Guaranty such loan would not be made by Holder to Debtor and the funds advanced thereunder, Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Holder the prompt payment at maturity and the prompt performance when due of the following (collectively, the “Obligations”): (i) all indebtedness and obligations of any kind of Debtor to Holder, now outstanding or owing or which may hereafter be executed or incurred directly between Debtor and Holder, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, direct or indirect, and arising out of that certain Revolving Line of Credit Note dated effective as of July 30, 2105, made by Debtor, payable to the order of Holder, in the original stated principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (“Note”), including all principal, interest, charges and attorneys’ fees which may be or become due or owing on or under or in connection with the Note, and all renewals, rearrangements, extensions, modifications, increases in principal amount, and consolidations thereof, and of any part thereof and any sums due or to become due pursuant to any instrument which secures the payment of the Note; (ii) all of the covenants, agreements, and other obligations undertaken by Debtor in all instruments securing the payment of the Obligations; and (iii) all costs, attorneys’ fees and expenses incurred or expended by Holder in collecting any of the Obligations or due to any default in the performance of the Obligations or in enforcing any right granted hereunder. Guarantor’s obligations hereunder shall further be subject to the terms and conditions hereinafter set forth.

1.           Primary Liability. Guarantor shall be liable as a primary obligor for the payment and performance of the Obligations. This is an absolute, continuing, and unconditional guaranty of payment and not of collection and if at any time or from time to time there are no outstanding Obligations, the obligations of Guarantor with respect to any and all Obligations incurred thereafter shall not be affected. This Guaranty and the Guarantor’s obligations hereunder are irrevocable and, in the event of Guarantor’s death, shall be binding upon Guarantor’s estate. All of the Obligations shall be conclusively presumed to have been made or acquired in acceptance hereof.

2.           Payment. In each event whenever any of the Obligations shall become due and remain unpaid (howsoever the maturity thereof may have occurred), Guarantor will, on demand, pay the amount due thereon to Holder. All amounts becoming payable by Guarantor to Holder under this Guaranty shall be payable at Holder’s offices at 7621 Inwood Road, Dallas, Texas, 75209, or such other place as

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Holder may from time to time designate. The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations or any proceeds thereof, or any security or collateral therefor. Nothing contained in this paragraph 2 is intended or shall be construed to give the Guarantor any right of subrogation in or under the documents evidencing the Obligations, or any right to participate in any way therein, notwithstanding any payments made by the Guarantor under the terms and conditions of the documents evidencing the Obligations, all such rights of subrogation and participation being expressly waived and released by the Guarantor’s execution and delivery of this instrument. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. In the absence of such notice to Holder by Guarantor in compliance with the provisions hereof, any sum received by Holder on account of the Obligations shall be conclusively deemed paid by Debtor.

3.           Waiver of Notice. Guarantor specifically waives any notice of acceptance of this Guaranty by Holder and of the creation, advancement, existence, extension, renewal, modification, consolidation, or rearrangement from time to time of the Obligations, or increase from time to time in the principal amount thereof, or increase or reduction from time to time of the rate of interest thereon, or any indulgence from time to time with respect to the Obligations, or any part thereof. Guarantor additionally waives grace, demand, protest, presentment and notice of demand, protest, presentment and dishonor with respect to the Obligations, notice of intent to accelerate, notice of acceleration and notice of disposition of collateral, and waives notice of the amount of the Obligations outstanding at any time, and agrees that the maturity of the Obligations, or any part thereof, may be accelerated, extended, modified, amended or renewed from time to time, or any other indulgence may be granted with respect thereto by Holder at its will or as may be agreed by Debtor without notice to or further consent by Guarantor, at any time or times.

4.           Rights of Holder.

a.          Guarantor agrees that no release of Debtor, any co-guarantor, or of any other person primarily or secondarily liable on the Obligations, or any part thereof shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Holder hereunder.

b.          Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Holder mitigate damages, or file suit or proceed to obtain or assert a claim for personal judgment against Debtor for the Obligations, or make any effort at collection of the Obligations from Debtor, or foreclose against or seek to realize upon any security or collateral now or hereafter existing for the Obligations, or file suit or proceed to obtain or assert a claim for personal judgment against any other party (whether maker, guarantor, endorser or surety) liable for the Obligations, or make any effort at collection of the Obligations from any such other party, or exercise or assert any other right or remedy to which Holder is or

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may be entitled in connection with the Obligations or any security or collateral or other guaranty therefor, or assert or file any claim against the assets or estate of Debtor or any other guarantor or other person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligations by Guarantor hereunder, or at any time thereafter.

c.          If any or all of the Obligations are now or hereafter secured in whole or in part, Guarantor agrees that Holder may, from time to time, at its discretion, and with or without valuable consideration, allow substitution, withdrawal, release, surrender, exchange, subordination, deterioration, waste, loss or other impairment of all or any part of such security or collateral, without notice to or consent by Guarantor, and without in anywise impairing, diminishing or releasing the liability of Guarantor hereunder.

d.          No delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security or collateral therefor (including without limitation the failure of Holder to perfect a security interest therein) or guarantee thereof or under this Guaranty shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Holder hereunder. Guarantor expressly waives any right to the benefit of or to require or control application of any security or collateral or the proceeds of any security or collateral now existing or hereafter obtained by Holder as security for the Obligations, or any part thereof, and agrees that Holder shall have no duty insofar as Guarantor is concerned to apply upon any of the Obligations any monies, payments or other property at any time received by or paid to or in the possession of Holder, except as Holder shall determine in its sole discretion.

e.          Guarantor’s liability hereunder shall in no manner be affected, reduced, impaired or released by reason of any renewal, extension, modification, consolidation, or rearrangement of or any other indulgence, forbearance or compromise with respect to the Obligations, or any part thereof; or increase in the principal amount thereof; or increase or reduction of the rate of interest thereon.

f.          Guarantor waives all defenses given to sureties or guarantors at law or in equity other than actual payment of the indebtedness, and performance of the actions, constituting the Obligations including, but not limited to, any rights Guarantor has under, or any requirements imposed by, applicable Texas law in effect on the date of this Guaranty or as it may be amended from time to time. Guarantor absolutely and unconditionally covenants and agrees that if all or any part of the Obligations (or any instrument or agreement made or executed in connection therewith) is for any reason found to be invalid, illegal, unenforceable, uncollectible or legally impossible, for any reason whatsoever (including, without limiting the generality of the foregoing, upon the grounds that the payment and/or performance of the Obligations is ultra vires or otherwise without authority, may violate applicable usury laws, is subject to valid defenses, claims or offsets of Debtor, or any instrument evidencing any of the Obligations is forged or otherwise irregular); then in any such case Guarantor shall pay

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and perform the Obligations as herein provided and that no such occurrence shall in any way diminish or otherwise affect Guarantor’s obligations hereunder.

g.          Guarantor agrees, to the full extent he may legally do so, that suit may be brought against Guarantor with or without making Debtor a party to such suit (as Holder may elect).

5.           Liability in the Event of Preference. In the event any payment of Debtor to Holder is held to constitute a preference under the bankruptcy laws, such payment by Debtor to Holder shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Holder upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

6.           Assignment. This Guaranty is intended for and shall inure to the benefit of Holder and each and every other person who shall from time to time be or become the owner or holder of any of the Obligations, and each and every reference herein to “Holder” shall also include and refer to each and every successor or assignee of Holder at any time holding or owning any part of or interest in any part of the Obligations. This Guaranty shall be transferable by Holder, it being understood and stipulated that upon the assignment or transfer by Holder of any of the Obligations (or any part thereof or interest therein thus transferred or assigned by Holder), such transferee shall also, unless provided otherwise by Holder in its assignment, have and may exercise all the rights granted to Holder under this Guaranty to the extent of the part of or interest in the Obligations thus assigned or transferred to said person. Guarantor expressly waives notice of transfer or assignment of the Obligations, or any part thereof, or of the rights of Holder hereunder.

7.           Notice. Any notice or demand to Guarantor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. mails, duly stamped and addressed to Guarantor at the address of Guarantor shown below; but actual notice, however given or received, shall always be effective. The last preceding sentence shall not be construed in anywise to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation for any reason. Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply, and waives present for payment, notice of non-payment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Debtor, any other guarantor of all or any part of the Obligations or any other party.

8.           Covenants. Guarantor hereby covenants and agrees with Holder as follows:

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(a)          Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

(b)          Guarantor shall promptly furnish to Holder at any time and from time to time such financial statements and other financial information of Guarantor as Holder may require, in form and substance satisfactory to Holder; and

(c)          Guarantor shall comply with all terms and provisions of the Loan Documents that apply to Guarantor; and

(d)          Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation known to Guarantor against Guarantor or affecting any security for all or any part of the Obligations or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy known to Guarantor which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

9.           Rights of Holder Cumulative. The rights of Holder hereunder are cumulative and shall not be exhausted by its exercise of any of its rights hereunder, under any prior guaranty or otherwise against Guarantor or by any number of successive actions until and unless all indebtedness constituting the Obligations has been paid, and all other Obligations have been performed. The existence of this Guaranty shall not in any way diminish or discharge the rights of Holder under any prior guaranty agreement executed by Guarantor.

10.          Governing Law/Venue. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS IN ALL RESPECTS. THIS GUARANTY SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS AND VENUE FOR ANY DISPUTES ARISING UNDER OR PERTAINING TO THIS GUARANTY SHALL BE IN DALLAS COUNTY, TEXAS.

11.          Entire Agreement. Guarantor acknowledges and agrees that this Guaranty accurately represents and contains the entire agreement between Guarantor and Holder with respect to the subject matter hereof, that Guarantor is not relying, in the execution of this Guaranty, on any representations (whether written or oral) made by or on behalf of Holder except as expressly set forth in this Guaranty, and that any and all prior statements and/or representations made by or on behalf of Holder to Guarantor (whether written or oral) in connection with the subject matter hereof are merged herein. This Guaranty shall not be waived, altered, modified or amended as to any of its terms or provisions except in writing duly signed by Holder and Guarantor.

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12.          Successors and Assigns. This Guaranty shall bind the heirs, personal representatives, and assigns of Guarantor and shall inure to the benefit of all transferees, credit participants, assignees, and/or endorsees of Holder, notwithstanding that some or all of the monies owed by Guarantor pursuant to this Guaranty may be actually advanced after any bankruptcy, receivership, reorganization or death of Guarantor.

13.          Interpretation. Headings are provided as a matter of convenience only and are not to be considered in interpreting the meaning of any provision hereunder. The use of any gender herein shall include the other gender.

14.          Severability. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

15.          Advice of Counsel. Guarantor acknowledges that, to the extent Guarantor deems necessary, Guarantor has had the benefit of the advice of legal counsel of its own choice in connection with the preparation and negotiation of this Guaranty, and has been afforded an opportunity to review this Guaranty with such legal counsel, and that Guarantor fully understands the implications and ramifications of the agreements herein made by the Guarantor.

16.          Loan Agreement. The terms and conditions contained herein are subject to that certain Loan Agreement (“Loan Agreement”) dated effective as of July 30, 2015, as subsequently amended, made by and between Debtor, Holder, and the guarantors defined therein. All capitalized terms used but not defined in this Guaranty shall have the same meaning as used and defined in the Loan Agreement.

17.          Beneficial Interest. This Guaranty may reasonably be expected to benefit directly or indirectly, Guarantor, and members and managers of Guarantor have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor.

THE REMAINDER OF THIS PAGE IS BLANK

SIGNATURE PAGE FOLLOWS

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EXECUTED effective as of (but not necessarily on) the 3rd day of May, 2016.

GUARANTOR:		Address for Notice:

GRBK Frisco LLC, a Texas limited liability company

By:	/s/ James R. Brickman	2805 North Dallas Parkway
	James R. Brickman	Suite 400
	Manager	Dallas, Texas 75093

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